UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 24, 2020

(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12 HM 12

Bermuda

(Address of principal executive offices, including Zip Code)

(441) 296-6395

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2020, the Board of Directors (the “Board”) of Marvell Technology Group Ltd. (the “Company”) approved the appointment of Marachel Knight to the Board effective July 30, 2020. Ms. Knight will stand for election at the 2021 annual general meeting of shareholders expected to be held in June 2021. Ms. Knight, whom the Board has determined to be independent, will also serve as a member of the Board’s Audit Committee.

Marachel Knight, age 47, has been the Senior Vice President of Engineering and Operations at AT&T, Inc. since 2020. Prior to holding that position, she held various leadership positions at AT&T, Inc. including: Senior Vice President of Technology Services and Operations from 2019 to 2020; Senior Vice President of Wireless and Access Engineering, Construction and Operations from 2018 to 2019; Senior Vice President of Technology Planning and Engineering from 2017 to 2018; Senior Vice President-Wireless Network Architecture and Design during 2017; Vice President-Advanced Technology Planning and Realization from 2016 to 2017; and Vice President-Construction and Engineering (Midwest Region) from 2015 to 2016. Prior to holding these positions, she held other leadership roles at AT&T, Inc. She holds a Master of Science, Information Networking from Carnegie Mellon University and a Bachelor of Science, Electrical Engineering from Florida State University.

There are no family relationships between Ms. Knight and any other director or executive officer of the Company. Nor are there any transactions between Ms. Knight or any member of her immediate family and the Company that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Knight and any other persons or entities pursuant to which Ms. Knight was appointed as a director of the Company.

Ms. Knight will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate, including an annual director retainer of $75,000, an annual Audit Committee member retainer of $15,000 and an annual equity grant of restricted stock units valued at $235,000. Upon joining the Board, Ms. Knight will receive a restricted stock unit award valued in an amount equal to a prorated portion of the 2021 fiscal year annual equity grant.

A copy of the press release announcing Ms. Knight’s appointment is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1 Press Release dated July 30, 2020, titled “Marvell Appoints AT&T’s Marachel Knight to its Board of Directors”

104 Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date July 30, 2020

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell Gaynor
Mitchell Gaynor
Chief Administration and Legal Officer and Secretary